UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2025

PLAYA HOTELS & RESORTS N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	1-38012	98-1346104
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Keizersgracht 555 1017 DR Amsterdam, the Netherlands	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: Tel: +31 6 82 55 84 30

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary Shares, €0.10 par value	PLYA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 6, 2025, Playa Hotels & Resorts N.V., a public limited liability company (naamloze vennootschap) organized under the Laws of The Netherlands (“Playa”), issued a press release announcing that it has submitted written notice to The Nasdaq Stock Market LLC (“Nasdaq”) of its intention to voluntarily delist its ordinary shares, par value €0.10 per share (the “Shares”), from Nasdaq. The voluntary delisting is subject to and conditioned upon (i) the expiration at 5:00 p.m., New York City time on June 9, 2025 (the “Expiration Time”) of the previously announced tender offer to acquire all outstanding ordinary shares of Playa for a purchase price of $13.50 per Share, less any applicable withholding taxes and without interest, pursuant to the Purchase Agreement, dated as of February 9, 2025 (as amended and supplemented) (the “Purchase Agreement”), by and among Playa, Hyatt Hotels Corporation (“Hyatt”), a Delaware corporation, and HI Holdings Playa B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the Laws of the Netherlands and an indirect wholly owned subsidiary of Hyatt (“Buyer”); and (ii) the subsequent acquisition by Buyer of all Shares validly tendered and not properly withdrawn at the Expiration Time. Completion of the tender offer remains subject to the conditions described in the tender offer statement on Schedule TO filed by Hyatt with the U.S. Securities and Exchange Commission on February 24, 2025 (as amended and supplemented). A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Playa, dated June 6, 2025.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document

Additional Information and Where to Find It

This Form 8-K is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any ordinary shares of Playa or any other securities, nor is it a substitute for the tender offer materials that Hyatt and Buyer have filed with the SEC upon commencement of the Buyer’s tender offer. On February 24, 2025, a tender offer statement on Schedule TO (the “Tender Offer Statement”), including an offer to purchase, a letter of transmittal and related documents, was filed with the SEC by Hyatt and Buyer and a solicitation/recommendation statement on Schedule 14D-9 (the “Solicitation/Recommendation Statement”) was filed with the SEC by Playa with respect to the tender offer. The offer to purchase all of the outstanding ordinary shares of Playa is only being made pursuant to the Tender Offer Statement (as amended from time to time).

THE TENDER OFFER STATEMENT (INCLUDING THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND THE OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 CONTAIN IMPORTANT INFORMATION. INVESTORS AND SHAREHOLDERS OF PLAYA ARE URGED TO READ THESE DOCUMENTS CAREFULLY (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT SUCH PERSONS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR ORDINARY SHARES.

The Tender Offer Statement (including the offer to purchase, the related letter of transmittal and the other tender offer documents), the Solicitation/Recommendation Statement and other documents filed with the SEC by Hyatt or Playa may be obtained free of charge at the SEC’s website at www.sec.gov or at Playa’s website at investors.playaresorts.com or by contacting Playa’s investor relations department at ir@playaresorts.com or at Hyatt’s website at investors.hyatt.com or by contacting Hyatt’s investor relations department at investorrelations@hyatt.com. In addition, investors and shareholders of Playa may obtain free copies of the tender offer materials by contacting Georgeson LLC, the information agent for the tender offer, toll free at (866) 828-4304 (for shareholders) or collect at (210) 664-3693 (for banks and brokers), or by email at HyattOffer@georgeson.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYA HOTELS & RESORTS N.V.

Date: June 6, 2025	By:	/s/ Ryan Hymel
Ryan Hymel Chief Financial Officer